UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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EMS TECHNOLOGIES, INC.

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CONTACTS:
Jennifer Grigas
EMS Media Relations
770.595.2448 (t)
grigas.j@ems-t.com

Denise DesChenes / Robin Weinberg
Sard Verbinnen & Co
212.687.8080
ems@sardverb.com

EMS TECHNOLOGIES ANNOUNCES RECORD DATE FOR ANNUAL MEETING
ATLANTA, May 27, 2011 - EMS Technologies, Inc. (NASDAQ: ELMG) (“EMS”), a leading provider of wireless connectivity solutions over satellite and terrestrial networks, today announced that the record date for its 2011 Annual Meeting of Shareholders has been set at June 1, 2011. Shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the 2011 Annual Meeting of Shareholders and any adjournment or postponement thereof. In connection with the initiation of a formal process by the Board of Directors to explore strategic alternatives, the Company previously announced on April 19, 2011 the postponement of the 2011 Annual Meeting of Shareholders from May 12, 2011 until June 30, 2011.
About EMS Technologies, Inc.
As one of the world’s leading providers of wireless connectivity solutions, EMS Technologies, Inc. keeps people and systems connected — on land, at sea, in the air or in space. EMS offers industry-leading technology to support Aero Connectivity and Global Resource Management markets though a broad range of cutting-edge satellite and terrestrial network products; helping businesses, assets and people stay connected and promoting universal mobility, visibility and intelligence. EMS serves customers through operations in 12 countries.
www.ems-t.com
Important Information
EMS Technologies, Inc. (the “Company”) filed a definitive Proxy Statement for the 2011 Annual Meeting of Shareholders with the Securities and Exchange Commission (the “SEC”) on March 23, 2011. Shareholders are urged to read the Proxy Statement, as well as other documents filed with the SEC, because they contain important information. The definitive Proxy Statement and other documents filed with the SEC concerning the Company are available free of charge at the Company’s website (www.ems-t.com) under the heading “Investor Relations”, at the SEC’s website (www.sec.gov), or by contacting the Company at (770) 729-6512.
The Company, its directors and certain of its officers and employees are participants in a solicitation of proxies in connection with the Company’s 2011 Annual Meeting of Shareholders. Information with respect to the identity of these participants in the solicitation and a description of their direct or indirect interest in the Company, by security holdings or otherwise, is contained in the definitive Proxy Statement filed with the SEC on March 23, 2011.